UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017 (February 1, 2017)

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

713-817-2675

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 1, 2017, Quantum Materials Corp. and Craig Lindberg entered into a Resignation Agreement pursuant to which Mr. Lindberg’s resigned as Chief Financial Officer. In accordance with the Resignation Agreement, Quantum agreed to recognize fully vested stock options and warrants totaling 11,729,157 shares. Quantum also agreed to reimburse Mr. Lindberg and to make payment of unpaid wages totaling approximately $44,500 and to pay Mr. Lindberg’s health insurance with certain limitations for a period of 13 months. A copy of the Resignation Agreement is filed as Exhibit 10.1.

On February 1, 2017, the Board of Directors of Quantum elected E. Jamie Schloss as Chief Financial Officer. Mr. Schloss does not have an employment agreement at this time. Mr. Schloss is an employee at will. He will receive an initial salary of $4,600 per month (inclusive of certain expenses). Quantum and Mr. Schloss have agreed to re-evaluate his initial base salary after a period of three months. Mr. Schloss’ biographical information is as follows:

Mr. E. Jamie Schloss joined Quantum Materials, Inc. as Chief Financial Officer on February 1, 2017. He was a certified public accountant for more than 30 years before joining the Board of Directors of Surge Global Energy, Inc. from October, 2004 to July, 2006 and was reappointed to the Surge Board in February, 2008. Mr. Schloss served as Chief Financial Officer of Surge Global from December 2005 to June 2006 and has served as its Chief Executive Officer and Chief Financial Officer from February, 2008 until October, 2012, at which time he resigned as Chief Executive Officer but remained the Chief Financial Officer until December 31, 2015. Prior to his positions with Surge, Mr. Schloss’ company, Castle Rock Resources, Inc., raised funds and participated in the drilling of more than 20 deep oil & gas wells in Texas, New Mexico, and Louisiana from 1990 to 1995 through joint venture partnerships. In June 1995, Castle Rock and partners sold seven wells in the Townsend (Sublime) Field in south Texas to Weeks Exploration Company for an aggregate of $16,000,000. Castle Rock continues to own and manage a well in south Texas which has been producing oil and gas for more than 18 years. Mr. Schloss has a Juris Doctorate (JD) degree, a B.A. from the University of Pennsylvania, and an MBA equivalent from Pace College in New York City. Mr. Schloss worked as a Certified Public Accountant in California and New Jersey from 1966-1970. Prior to his experience in the oil & gas drilling and exploration business, Mr. Schloss was an executive and officer of several entertainment industry firms including MCA-Universal., Warner Bros. Television Distribution, Western-World Television, and Hal Roach Studios. Mr. Schloss’ extensive business, financial and leadership experience in the oil and gasoline industry particularly qualifies him for service on the Company Board.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Resignation Agreement of Craig Lindberg dated as of February 1, 2017. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: February 3, 2017	/s/ Stephen Squires
STEPHEN SQUIRES, CEO